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                                                                    EXHIBIT 21.1

                               PINKERTON'S, INC.
                               -----------------
                                ---------------
                              List of Subsidiaries
                               (prepared 2/19/99)

Parent:  Pinkerton's, Inc., a Delaware corporation

USA
---

Direct Subsidiaries/1/:


     1.  Guardian Uniforms, Inc.                    California
     2.  Pinkerton Government Services, Inc.        Delaware
     3.  Pinkerton Insurance Company, Inc.          Tennessee
     4.  Pinkerton Management Corporation           California
     5.  Pinkerton Protection Services, LP          Indiana
     6.  Pinkerton Security Systems, Inc.           California
     7.  Pinkerton Service Corporation              California
     8.  Pinkerton Systems Integration, Inc.        Delaware
     9.  Stanton Corporation                        North Carolina
     10. Titan Security Services, Inc.              Michigan

CANADA
------

Direct Subsidiaries:

     1. Pinkerton's of Canada, Ltd.                 Canada
            Subsidiaries
            a. 1478-5042 Quebec Inc.                Quebec
            b. Pinkerton's du Quebec, Limitee       Canada
                   Subsidiaries
                   i. 125129 Canada, Inc. (dba Canada alarm)  Canada
                   ii. G.E.S.S. Alarms, Inc.                  Canada

LATIN AMERICA
-------------

Direct Subsidiaries:

     1.  Pinkerton's do Brasil Ltda.                Brazil
     2.  Pinkerton's Servicios de
           Seguridad Privada SA de CV               Mexico
     3.  Steel SA/ii/                               Chile
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ASIA
----

Direct Subsidiaries:

     1.  Pinkerton (Asia) Ltd.                        British Virgin Islands
     2.  Pinkerton (Australia) Pty., Ltd.             Australia
     3.  Pinkerton (China) Ltd.                       Hong Kong
     4.  Pinkerton Consulting(M)
          Sdn. Bhd./iii/                              Malaysia
     5.  Pinkerton Consulting Services
         (Taiwan) Ltd./iv/                            Taiwan
     6.  Pinkerton (Far East), Inc.                   Philippines
     7.  Pinkerton Hong Kong Ltd.                     Hong Kong
     8.  Pinkerton Korea Ltd.                         Korea
     9.  Pinkerton Singapore Pte., Ltd.               Singapore
     10. Pinkerton (Thailand) Ltd.                    Thailand
     11. P.T. Pinkerton Indonesia                     Indonesia

UNITED KINGDOM
--------------

Direct Subsidiaries

     1.  Pinkerton UK Ltd.                            UK
     2.  Pinkerton North Atlantic Ltd./v/             UK
             Subsidiaries
             a. Alertline Ltd.                        UK
             b. Business Risks International
                 Europe Ltd.                          UK
             c. Pinkerton Aviation Security
                 Ltd.                                 UK
                    Subsidiaries
                    i. Pinkerton Investigation
                       Services Ltd.                  UK
                    ii.Pinkerton Security Services
                       (Guernsey) Ltd.                UK
             d. Pinkerton Court Escort
                 Services Ltd. (renamed Pinkerton
                  Special Projects Ltd.)              UK
             e. Pinkerton Security Services
                 Ltd.                                 UK
             f. Pinkerton Security Services
                 (Ireland) Ltd.                       UK
             g. Pinkerton Servicios de
                 Investigacao E
                 Seguranca LDA                        Portugal
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             h. Summons & Warrants (UK) Ltd.
                      (renamed Pinkerton National
                      Process, Ltd.)              UK
             i. Yeoman Security Group Ltd.        UK
                   Subsidiaries
                   i.  Judicial Services Ltd.             UK
                   ii. Yeoman Security Guards Ltd.
                       (renamed Security
                       Selection Ltd.)                    UK


CONTINENTAL EUROPE
------------------

Direct Subsidiaries

     1. Pinkerton C.R. sro                                Czech Republic
     2. Pinkerton Europe GmbH
        Holdings                                          Germany
           Subsidiaries
           a. Pinkertons GmbH                             Germany
                   Subsidiaries
                   i. WKD Pinkerton Security
                      Services GmbH & Co. KG/vi/          Germany
                   ii.HBI SicherheitsDienste
                       Hessisches Bewachungs-
                       Institut Beteiligungs GmbH
                           & Co. KG/vii/                  Germany
                           Subsidiary
                           Detlef Holz + Partner GmbH     Germany
           b. Pinkerton S.A.R.L (France)         France
           c. Pinkerton Security Services
               GmbH                              Germany
                 Subsidiary
                 HBI SicherheitsDienste
                  Hessisches Bewachungs-
                  Institut GmbH                  Germany
     3. Pinkerton Slovakia s.r.o.         Slovakia

-----------------------------
/1/ Corporations designated as "direct subsidiaries" are owned directly by Pinkerton's, Inc.
/ii/ 50% owned.
/iii/49% owned.
/iv/ 90% owned.
/v/ Two minority shareholders each claim a 1.5% equity interest in this company.
/vi/ Jointly owned by Pinkertons GmbH and Pinkerton Security Services GmbH. /vii/Jointly owned by Pinkertons GmbH and Pinkerton Security Services GmbH.